UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2018 (May 25, 2018)

National Art Exchange, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-199967	30-0829385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, 24Fl, Unit 24183

New York NY 10281

(Address of Principal Executive Offices)

+646-952-8680

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 25, 2018, National Art Exchange, Inc. (the “Company) entered into a Purchase and Sale Agreement (the “Agreement’) with Chinese Culture Exchange Holdings Limited (the “Chinese Culture Exchange”), a corporation formed under the laws of Hong Kong, pursuant to which the Company agreed to purchase from Chinese Culture Exchange an aggregate of eighty-three (83) pieces of art and antiques (the “Assets”) located at Zhong He Tang Museum in the city of Dong Guan, Guangzhou, China, with total appraisal value of approximately $627,023,919 (the “Appraisal Value”) which were provided by a number of appraisal companies in China. In accordance with the Agreement, the Company shall pay the purchase price ( the “Purchase Price”) equivalent to the Appraisal Value in the shares of the Company’s common stock, par value $0.001 per share, at a negotiated per share price of $12.00. Pursuant to the terms and conditions of the Agreement, the Company shall issue an aggregate of 52,251,993 shares of the Company’s common stock (the “Transaction Securities”) to Chinese Culture Exchange in two tranches as set forth in the Agreement as the Purchase Price and consideration for the purchase of the Assets. The Appraisal Value may not be a good indicator of the market value of the Assets.

The description of the Agreement is not purported to be complete and is incorporated by reference to the Agreement which is attached herein as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	The Purchase and Sale Agreement dated May 25, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Art Exchange, Inc.

Date: May 29, 2018	By:	/s/ Qingxi Meng
	Name:	Qingxi Meng
	Title:	Chief Executive Officer

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